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                                  EXHIBIT 21



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                                 SUBSIDIARIES


                                                                State or Other
                                                                Jurisdiction of
                                                                Incorporation
                                                                ---------------

Cooperative Bank for Savings, Inc., SSB                         North Carolina

CS&L Services, Inc. (1)                                         North Carolina


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(1)     Wholly owned subsidiary of Cooperative Bank for Savings, Inc., SSB.